Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made on the 24th day of July, 2017.

BETWEEN:

(1)

SUN MEDICAL OPERATION COMPANY LIMITED, a limited liability company incorporated in the British Virgin Islands, whose registered office is situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Vendor”); and

(2)

MEDISUN PRECISION MEDICINE LTD., a company incorporated in the Republic of Marshall Islands with limited liability, whose registered office is situated at Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Republic of the Marshall Islands (“Purchaser”).

WHEREAS:

(1)

The Vendor is the sole registered and beneficial owner of all of the shares of New Sonic Global Limited (soon to be renamed “Sun Precision Medical Network Limited”) (“Company”), a company incorporated in the British Virgin Islands (“BVI”) with limited liability. The Company is engaged in the principal business of the provision of precision medicine solutions (and related businesses).

(2)

The Purchaser is a corporation incorporated in the Republic of the Marshall Islands, the shares of which are traded on the OTCQB of the OTC Markets Group in the United States of America.  As at the date of this Agreement, the Company has issued 64,418,954 shares of common stock.

(3)

The Vendor entered into a cooperation agreement (“Cooperation Agreement”) with LDG Labor Deutschland (“LDG”) dated 6 December 2016, which has a supplemental agreement entered into between the Vendor and LDG dated 12 April 2017 (together with the Cooperation Agreement, collectively, the “Master Agreement”).  Immediately before the signing of this Agreement, the rights and obligations of the Vendor under the Master Agreement has been transferred to the Company in accordance with the Master Agreement by a transfer notice (“Transfer Notice”) given by the Vendor to LDG.  Pursuant to the Master Agreement, the cooperation region is Greater China, and the term of the cooperation is five years from 1 January 2017 to 31 December 2021, which can be extended based on negotiation of the parties thereunder. The major cooperation items under the Master Agreement include: (1) the Vendor (which had been transferred to the Company) introducing clients to accept treatment in the German medical institution; (2) the Vendor (which had been transferred to the Company) engaging in the business of remote medical consultation (in which Vendor is the exclusive partner in Greater China) (the above item 1 and item 2 are herein collectively referred to as the “Cooperation Rights”).

(4)

The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares (as defined below) for the consideration of the Consideration Shares (as defined below) subject to and upon the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.

DEFINITIONS AND INTERPRETATION

In this Agreement, unless the context otherwise requires or permits, the following words and expressions shall have the meanings ascribed to each of them respectively below:

“Agreement”	means this agreement for the sale and purchase of the Sale Shares, as amended from time to time;
“Company”

means New Sonic Global Limited (soon to be renamed “Sun Precision Medical Network Limited”), a limited liability company incorporated in Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands;

“Completion”	means completion of the sale and purchase of the Sale Shares in accordance with Clause 4;
“Consideration Shares”	means 15,000,000 new shares of common stock of the Purchaser to be issued and allotted by the Purchaser to the Vendor;
“Greater China”	means the Mainland of the PRC, Hong Kong, the Macau Special Administrative Region, and Taiwan;
“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong;
“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;
“PRC”	means the People’s Republic of China, which for the purpose of this Agreement, excludes Hong Kong, the Macau Special Administrative Region and Taiwan; and
“Sale Shares”	means 50,000 shares of the Company, being the entire issued share capital of the Company to be sold by the Vendor to the Purchaser pursuant to this Agreement.

2.

SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, the Vendor as the sole beneficial owner shall sell to the Purchaser, and the Purchaser shall purchase the Sale Shares with effect from Completion.

3.

CONSIDERATION

The consideration for the sale and purchase of the Sale Shares shall be the issuance and allotment of the Consideration Shares by Purchaser to the Vendor. Following the issuance of the Consideration Shares, the Vendor shall have approximately 18.89% ownership of the Purchaser on a fully diluted basis.

4.

COMPLETION

4.1

Completion of this Agreement shall take place within simultaneously after signing of this Agreement.

4.2

Completion shall take place at 25/F., Octa Tower, 8 Lam Chak Street, Kowloon Bay, Hong Kong (or at such other place as the parties may agree) when all (but not part only) of the following businesses shall be transacted:

(a)

the Vendor shall deliver or cause to be delivered to the Purchaser:

(i)

an instrument of transfer in respect of the transfer of the Sale Shares, duly executed by the Vendor as transferor in favor of the Purchaser;

(ii)

original share certificate in respect of the Sale Shares;

(iii)

all other documents (including agreements, contracts, deeds) belonging to the Company (if any) in the possession of the Vendor; and

(iv)

all such other documents as may be required to give a good and effective transfer of title to the Sale Shares to the Purchaser and to enable it to become the registered shareholder of the Company thereof;

(b)

the Vendor shall procure for the appropriate approval for the transfer of the Sale Shares to the Purchaser and the registration of such transfer and the issue of a new share certificate to the Purchaser, subject to the relevant instrument of transfer and bought and sold notes being duly stamped and presented for registration; and

(c)

the Purchaser shall give instruction to the registered agent of the Company to issue and allot the Consideration Shares to the Vendor and make such Consideration Shares registered (if applicable), and shall arrange the share certificate of the Consideration Shares to be issued and delivered to the Vendor.

5.

WARRANTIES AND INDEMNITY

5.1

Each of the Vendor and the Purchaser hereby represents and warrants to the other party that it is duly incorporated in its place of incorporation and is legally subsisting, and it has full power to enter into and perform this Agreement and each document executed pursuant hereto and this Agreement and such documents will, when executed, constitute legal, valid and binding obligations on it in accordance with its terms.

5.2

The Vendor further represents and warrants to the Purchaser that, asof the date of this Agreement:

(i)

to the best of its knowledge, information and belief, the transfer of Sale Shares under this Agreement, shall not require any specific approval by any regulator(s) and/or shareholder(s);

(ii)

the Company is operating in its normal day-to-day business, and there are no material transactions which may adversely affect the business and operation of the Company;

(iii)

the Company is repaying its debts in accordance with the general practices in the market and the terms of the debts;

(iv)

the Company has not entered into or agreed to enter into any capital commitments or liabilities over HK$100,000 (or its equivalent foreign currencies);

(v)

the Vendor is the sole legal and beneficial owner of the entire issued share capital of the Company, being the Sale Shares, and the Company has not issued or agreed to issue any equity or loan capital or other derivatives (including but not limited options, warrants and convertible bonds) or similar instruments;

(vi)

the Company has not entered into any contracts or agreements which are not consistent with the normal operations (including but not limited to any unusual discounts or special terms);

(vii)

each of the Company and the Vendor has not initiated or been involved in any (actual or potential) legal proceedings, arbitrations, claims or other legal or contractual programs or investigations, and to the best information and knowledge of the Vendor upon making all reasonable enquiries, there have been no circumstances occurred which may cause such legal proceedings, arbitrations, claims or other legal or contractual programs or investigations;

(viii)

each of the Vendor and the Company has duly complied with all the terms and conditions of the Master Agreement, and to the best information and knowledge of the Vendor upon making all reasonable enquiries, there have been no circumstances occurred which may cause the Master Agreement to be terminated;

(ix)

each of the transfer of the rights and obligations of the Vendor to the Company under the Master Agreement pursuant to the Transfer Notice, and the transfer of the Sale Shares under this Agreement, does not require the specific consent or approval or notification to the LDG; and

(x)

upon making all reasonable enquiries, the Vendor is not aware of any materially adverse circumstances relating to the Company and/or the Vendor and/or the subject matter of this Agreement which are not disclosed to the Purchaser.

5.3

The Vendor and Purchaser each hereby unconditionally and irrevocably indemnifies the other and its directors, employees, agents and officers any losses, costs or damages caused to them arising from any breach of this Agreement, negligence or default by each other and/or its directors, employees, agents and officers (including but not limited to legal costs).

5.4

The Purchaser further represents and warrants to the Vendor that, as at the date of this Agreement

(i)

to the best of its knowledge, information and belief, the transactions contemplated in this Agreement, including without limitation the issue of Consideration Shares shall not require any specific approval by any regulator(s) and/or shareholder(s);

(ii)

the Purchaser is operating in its normal day-to-day business, and there are no material transactions which may adversely affect the business and operation of the Purchaser;

(iii)

the Purchaser has not initiated or been involved in any (actual or potential) legal proceedings, arbitrations, claims or other legal or contractual programs or investigations, and to the best information and knowledge of the Purchaser upon making all reasonable enquiries, there have been no circumstances occurred which may cause such legal proceedings, arbitrations, claims or other legal or contractual programs or investigations; and

(iv)

upon making all reasonable enquiries, the Purchaser is not aware of any materially adverse circumstances relating to the subject matter of this Agreement which are not disclosed to the Purchaser.

5.5

The warranties stated in Clauses 5.1, 5.2, 5.3 and 5.4 shall survive upon Completion.

6.

POST-COMPLETION ARRANGEMENTS AND FURTHER ASSURANCE

6.1

The Vendor hereby unconditionally and irrevocably agrees that, after the Completion, it shall comply with the instructions given by the Purchaser in relation to the change of directors, bank signatories arrangements and other arrangements which are necessary to the operation of the Company, and execute all such necessary documents and conduct all such necessary actions to bring into effect such instructions.

6.2

Each party to this Agreement shall from time to time and at its own cost, on being required to do so by the other party, now or at any time in the future, perform or procure the performance of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the requesting party as it may consider necessary for giving full effect to this Agreement and the transactions contemplated hereunder.

6.3

The rights and obligations stated in Clauses 6.1 and 6.2 shall survive upon Completion.

7.

ASSIGNMENT

None of the obligations or the rights and remedies under this Agreement may be assigned without the prior consent of the other party, except that the Vendor may assign its rights and obligations in this Agreement to an affiliate. If an assignment occurs, the assignee shall assume all the rights and responsibilities of this Agreement.

8.

ENTIRE AGREEMENT

8.1

This Agreement constitutes the whole and only agreement between the parties hereto relating to the subject matters set out in this Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

8.2

This Agreement may only be varied in writing signed by all of the parties hereto.

9.

GENERAL

9.1

The parties to this Agreement shall keep confidential of the content of this Agreement and any information which is provided by the party under this Agreement, unless: (i) at the time of obtaining such information, the information has already been in the public domain through no fault of the other; (ii) at the time of obtaining such information, it has already been known to such party; (iii) the information has been obtained from third parties through official channels without breaching any confidentiality undertaking; and (iv) the information has been required to be disclosed under applicable laws and regulations or by government authorities.  However, the Parties acknowledge that the shares of the Purchaser are publicly traded, and hence it is expressly acknowledged and agreed by the Parties that any disclosure as required under the applicable laws and regulations and trading rules shall be permitted.

9.2

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart either by email, fax, or in person.  Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

9.3

Except as otherwise expressly provided, time is of the essence of this Agreement.  For the purpose of this clause, time shall mean the date and period and the other date and period to be agreed by the parties to this Agreement.  No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by any party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

9.4

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)

the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)

the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

9.5

Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

9.6

A notice under or in connection with this Agreement shall be:

(i)

in writing and in English or Chinese; and

(ii)

delivered personally, sent by courier, email, or sent by facsimile due to receive the notice at the address, email address or facsimile number referred to in this clause or such other address, email address or facsimile number as a party may specify by notice in writing to the other party received before the notice was dispatched.

For the purposes of this clause, a notice shall be sent to the addresses, email addresses or facsimile numbers and for the attention of those persons set out below:

(i)

in the case of the Vendor:

Address: Building A4 Fenghuayuan Drive-in Theater, No. 21 Liang Maqiao Road, Chaoyang District, Beijing, China, 100124

Fascimile number:

To be advised

Email address: avis.zhu@sunsevenstars.com

Attention: ZHU Yun

(ii)

in the case of the Purchaser:

Address:  c/o Medisun Holdings Limited, 25/F., Octa Tower, 8 Lam Chak Street, Kowloon Bay, Hong Kong

Facsimile number:  +852 2582 0199

Email address:

notice@medisun.hk

Attention:  The Board of Directors

or to such other address, email address or facsimile number as the relevant party may have notified to the other by not less than seven (7) calendar days’ written notice to the other party before the notice was dispatched.

Unless there is evidence that it was received earlier, a notice is deemed given if:

(i)

delivered personally, when left at the address referred to in this clause;

(ii)

sent by courier, three (3) calendar days after posting it;

(iii)

sent by facsimile, upon receipt of the successful fax delivery confirmation; or

(iv)

sent by email, three (3) calendar days after sending it.

9.7

Each party to this Agreement has been advised to seek appropriate professional and legal advice prior to the entering into of this Agreement.

9.8

All stamp duty (if any) payable in respect of the sale and purchase of the Sale Shares shall be equally borne by the Vendor and Purchaser equally.

10.

GOVERNING LAW AND JURISDICTION

10.1

This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

10.2

The Vendor and the Purchaser hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

[Signature Page Follows]

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

THE VENDOR

SIGNED by BRUNO ZHENG WU, a director

)

 /s/ Bruno Zheng Wu

for and on behalf of

)

SUN MEDICAL OPERATION COMPANY LIMITED

)

THE PURCHASER

SIGNED by HUANG Lisha, a director

)

 /s/ Lisha Huang

for and on behalf of

)

MEDISUN PRECISION MEDICINE LTD.

)